EXHIBIT 99.1

PRESS RELEASE

THE CHEESECAKE FACTORY ANNOUNCES CONCLUSION OF
VOLUNTARY STOCK OPTION REVIEW
Company Receives Second Notice from Nasdaq Due to Late Filing of Form 10-Q
Company to Report Third Quarter Fiscal 2006 Results on November 30, 2006

FOR IMMEDIATE RELEASE	CONTACT: JILL PETERS (818) 871-3000

Calabasas Hills, CA — November 20, 2006 — The Cheesecake Factory Incorporated (Nasdaq: CAKE) today announced that the Audit Committee of the Company’s Board of Directors has completed its voluntary review of the Company’s historical stock option granting practices.  As previously announced, the review was conducted with the assistance of special outside legal counsel, Cooley Godward Kronish LLP, which was retained by the Audit Committee in June, 2006.  The Audit Committee’s findings and recommendations were reviewed with the Company’s independent registered public accounting firm.

The Audit Committee’s review covered the period beginning with the Company’s initial public offering registration in 1992 to the present.  The Audit Committee reported that its special counsel received full cooperation from Company management, was given complete access to all necessary and relevant electronic and other documents, and interviewed all persons involved in the stock option granting process at the Company, as well as the Company’s advisors.

Based upon the Audit Committee’s findings, the Company has concluded that it incorrectly applied the measurement date, as defined in Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees,” with respect to certain stock option grants made to executive officers in fiscal years 1997 through 2001; to non-executive officers and other employees in fiscal years 1997 through 2004; and to outside directors in fiscal years 2000 and 2001. With respect to the misdated options, the Audit Committee found that the Company used date selection methodologies that were generally, but not always, limited to 30-day time windows.

 In order to correct the accounting errors that resulted from the misapplication of the measurement date, the Company expects to restate its previously issued consolidated financial statements to record non-cash, after-tax compensation expense totaling approximately $5.5 million.  The adjustment will have no impact on previously reported revenues or net cash flows.

The Audit Committee found no evidence that any person acted with an intent to deceive or mislead, and did not recommend termination of any current Company management or the resignation of any member of the Company’s Board of Directors.  However, the Audit Committee did recommend,

The Cheesecake Factory Incorporated
26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100

among other matters, that the Company obtain reimbursement from certain current and former officers who had oversight responsibility for the stock option granting process, as well as from those members of the Compensation Committee of the Company’s Board of Directors who received misdated options, in an amount equal to the difference between the stock option proceeds received and the proceeds that would have been received had the proper measurement dates been used, and that any unexercised stock option grants be treated in the same manner.  All of the affected individuals have indicated that they intend to comply with the Audit Committee’s recommendation.

In addition, the Audit Committee recommended that the Company implement the following Corporate Governance enhancements, all of which the Company is adopting:

•                            Increase the size of the Board of Directors by at least one additional member (preferably two additional members);

•                            Create a position of Chief Compliance Officer;

•                            Implement more robust stock option granting practices, including approval of all equity-related compensation by the Compensation Committee of the Board of Directors only on regularly scheduled review dates;

•                            Implement tighter controls over the use of unanimous written consents;

•                            Revise the Board of Directors’ compensation arrangements to provide competitive compensation with less emphasis on equity compensation and an automatic mechanism for stock option grants; and

•                            Evaluate the legal department’s resources.

The Audit Committee and Company management are considering the impact of these recommendations on their assessment of internal controls. The Company has informed the staff of the Securities and Exchange Commission of the findings and recommendations from the Audit Committee’s voluntary review and will continue to cooperate fully with the SEC in conjunction with the staff’s informal inquiry into the Company’s historical stock option granting practices.

Nasdaq Listing Update

On November 15, 2006, the Company received a second Staff Determination letter from The Nasdaq Stock Market stating that the Company’s inability to file its Quarterly Report on Form 10-Q for the third quarter of fiscal 2006 by the prescribed due date serves as an additional basis for delisting the Company’s securities from The Nasdaq Stock Market.  The Nasdaq Listing Qualifications Panel (the “Panel”) will consider this in rendering a determination regarding the Company’s continued listing on The Nasdaq Global Select Market.  Pursuant to Marketplace Rule 4804(c), the Company will provide the Panel with a response regarding this additional deficiency for the Panel to consider when rendering its determination.

On August 21, 2006, the Company announced that it had received an initial Staff Determination letter indicating that the Company is not in compliance with the filing requirements for continued listing under Marketplace Rule 4310(c)(14) as a result of the Company’s inability to file its Quarterly Report on Form 10-Q for the second quarter of fiscal 2006 by the prescribed due date.  The Company appealed the initial Staff Determination at a hearing before the Panel on September 27, 2006.  Until a decision is made by the Panel, the Company’s common stock will remain listed on The Nasdaq Global Select Market.

Third Quarter Fiscal 2006 Earnings Release and Conference Call

The Company expects to release financial results for the third quarter and year-to-date fiscal 2006 on November 30, 2006, and expects to file its Form 10K/A for the fiscal year ended January 3, 2006, Form 10Q/A for the quarter ended April 3, 2006, and Form 10-Qs for the quarters ended July 4, 2006 and October 3, 2006 shortly thereafter, which will bring the Company current in its periodic filings with the Securities and Exchange Commission.  The Company will hold a conference call to review its third quarter and year-to-date fiscal 2006 results on November 30, 2006 at 2:00 p.m. Pacific Time.

About The Cheesecake Factory Incorporated

The Cheesecake Factory Incorporated operates 118 upscale, casual dining restaurants under The Cheesecake Factory® name that offer an extensive menu of more than 200 items with an average check of approximately $17.00.  The Company also operates two bakery production facilities that produce over 50 varieties of quality cheesecakes and other baked products for the Company’s restaurants and for other leading foodservice operators, retailers and distributors.  Additionally, the Company operates eight upscale, casual dining restaurants under the Grand Lux Cafe® name; one self-service, limited menu “express” foodservice operation under The Cheesecake Factory Express® mark inside the DisneyQuest® family entertainment center in Orlando, Florida; and licenses two bakery cafe outlets to another foodservice operator under The Cheesecake Factory Bakery Cafe® name.  For more information about The Cheesecake Factory Incorporated, please visit thecheesecakefactory.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements.  Investors are cautioned that forward-looking statements are not guarantees of future performance and that undue reliance should not be placed on such statements.  Certain of the Company’s directors and certain of its current and former officers are defendants in eight lawsuits relating to the Company’s stock option grants.  These actions are in the preliminary stages, and the Company cannot provide assurance that their ultimate outcome will not have a material, adverse affect on the Company’s business, financial condition or results of operations.  The staff of the Securities and Exchange Commission has informed the Company that it is conducting an informal inquiry into the Company’s stock option grants.  The outcome of this inquiry could have a material, adverse affect on the Company’s business, financial condition or results of operations.  The Company undertakes no obligation to publicly update or revise any forward-looking statements or to make any other forward-looking statements, whether as a result of new information, future events or otherwise unless required to do so by securities laws.  Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements and the discussion of risk factors contained in the Company’s filings with the Securities and Exchange Commission.

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